Exhibit 10.10

REIMBURSEMENT AND FEE AGREEMENT

THIS REIMBURSEMENT AND FEE AGREEMENT dated as of June 9, 2010 (this “Agreement”) by and among TNP SRT Waianae Mall, LLC, a Delaware limited liability company (the “Borrower”), TNP Strategic Retail Trust, Inc., a Maryland corporation and indirect parent of Borrower (“TNP SRT”), and Anthony W. Thompson, an individual (“Thompson”). Thompson, Borrower, TNP SRT and TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership and operating partnership of TNP SRT (“TNP OP”), are collectively refereed to herein as the “Guarantors.”

WHEREAS, on June 4, 2010, TNP SRT, through Borrower, acquired a fee simple interest in the Waianae Mall, a multi-tenant retail center located in Waianae, Hawaii (the “Waianae Property”), from West Oahu Mall Associates, LLC (the “Seller”);

WHEREAS, in connection with the acquisition of the Waianae Property, Borrower assumed a loan (the “Loan”) payable to the order of Bank of America, N.A., a national banking association (the “Lender”), in the aggregate principal amount of $20,741,000, pursuant to that certain Note And Mortgage Assumption Agreement, dated as of June 4, 2010 (the “Assumption Agreement”), by and among Borrower, Lender, Seller and the other parties named therein. The Assumption Agreement, together with the promissory note and such other instruments and documents executed in connection with the Loan, are collectively referred to herein as the “Loan Documents;”

WHEREAS, as a condition to the assumption of the Loan by the Borrower, the Lender has required the Guarantors to assume an existing Guaranty of Recourse Obligations (the “Guaranty”) pursuant to a Joinder and Agreement of New Indemnitor, dated as of June 4, 2010, in favor of the Lender pursuant to which the Guarantors jointly and severally guarantee the obligations of the Borrower under the Loan Documents; provided, however, that the Guaranty is only a recourse Guaranty upon the occurrence of certain specified events in which case the Lender has the right to seek monetary judgment (each, a “Recourse Event”); provided, further, that upon an event of default by Borrower under the Loan Documents not involving a Recourse Event, the liability to the Guarantors under the Guaranty shall not exceed ten percent (10%) of the outstanding principal balance of the Loan, plus any costs incurred by Lender in connection with the enforcement of the guaranty and/or the Loan Documents; and

WHEREAS, the parties hereto desire to formally evidence the joint and several obligation of each of the Borrower and TNP SRT to reimburse Thompson for any payment made by Thompson under the Guaranty and the Borrower desires to compensate Thompson for the execution of the Guaranty and the incurrence by Thompson of the liabilities thereunder.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1. Definitions. The following terms shall have the meanings set forth below for the purposes of this Agreement:

“Other Taxes” means any stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

“Taxes” shall mean present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

Section 2. Reimbursement/Guaranty Fee.

(a) In the event Thompson makes any payment to the Lender pursuant to, or in respect of, the Guaranty or the Loan Documents, TNP SRT shall, or shall cause Borrower to, within two business days after the Borrower receives notice from Thompson that Thompson has made such payment, reimburse Thompson in an amount equal to the amount so paid by Thompson under the Guaranty.

(b) In consideration of, and as a fee for, providing the Guaranty, the Borrower agrees to pay Thompson, on the date hereof, an upfront fee (the “Upfront Fee”) of $25,000. The Upfront Fee shall be fully-earned and non-refundable, shall be payable in immediately available funds and shall not be subject to counterclaim or set-off for, or otherwise be affected by, any claim or dispute relating to any other matter.

(c) In further consideration of, and as an additional fee for, providing the Guaranty, the Borrower agrees to pay Thompson an annual guaranty fee (the “Guaranty Fee”), equal to: (x) 0.25% multiplied by (y) 10.0% of the weighted-average amount of borrowings outstanding under the Loan during each period of twelve consecutive months beginning on the date hereof, or such shorter period if the Loan is paid in full prior to the end of such twelve consecutive month period (each, a “Payment Year”). As soon as the same is available, but no later than 25 days after the end of each Payment Year, the Borrower shall deliver to Thompson a detailed schedule setting forth the dates and amounts of all repayments made by the Borrower under the Loan during such period. The Guaranty Fee shall be calculated by Thompson promptly after receipt of such information. Payment of the Guaranty Fee shall be made by the Borrower to Thompson no later than 30 days after the end of each Payment Year.

(d) In the event the Borrower or TNP SRT fails to pay any amount hereunder when due, such amount shall bear interest at a rate per annum equal to the one-month London interbank offered rate published from time to time by the Wall Street Journal plus 1.50% and such amount, together with such interest, shall be payable on demand.

(e) The obligation to pay the foregoing amounts shall be (i) absolute and unconditional and shall not be subject to any offset or counterclaim of any kind whatsoever and (ii) shall be due and payable notwithstanding (A) any lack of validity or enforceability of the documents and instruments evidencing the Loan Documents, the Guaranty or any other agreement or instrument relating thereto; (B) any change, restructuring or termination of the organizational structure or existence of the Borrower or TNP SRT; (C) any acts of any governmental or quasi-governmental authority or regulatory body affecting the Borrower or TNP SRT, including, but not limited to, any economic, political, regulatory or other events or any failure of any governmental or quasi-governmental authority or regulatory body to permit the Borrower or TNP SRT to comply with the terms of this Agreement; or (D) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or TNP SRT.

(f)    (i) All payments by the Borrower and TNP SRT under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all Taxes.

(ii) In addition, the Borrower and TNP SRT shall pay any Other Taxes due in the present or future.

(iii) The Borrower and TNP SRT shall jointly and severally indemnify and hold harmless Thompson for the full amount of Taxes or Other Taxes paid by Thompson and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within five days from the date Thompson makes written demand therefor.

(iv) If the Borrower or TNP SRT is required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder, then:

(1) the sum payable shall be increased as necessary so that after making all required deductions or withholdings, Thompson receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and

(2) the Borrower or TNP SRT, as applicable, shall make such deductions or withholdings and pay the full amount deducted to the relevant taxation or other authority in accordance with applicable law.

(v) Within 30 days after the date of any payment by the Borrower or TNP SRT of Taxes or Other Taxes, the Borrower or TNP SRT, as applicable, shall furnish to Thompson the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Thompson.

(g) Simultaneously with the delivery by the Borrower to the Lender of Borrower’s annual and quarterly financial statements, the Borrower shall deliver a copy of same to Thompson. Within thirty days after receipt by the Borrower of any notices, correspondence or other communications from the Lender, the Borrower shall provide true and correct copies of such correspondence to Thompson.

Section 3. Representations. The Borrower and TNP SRT jointly and severally represent to Thompson that:

(a) Authorization. Each of the Borrower and TNP SRT has the right and power, and has taken all necessary action to authorize it to execute, deliver and perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by a duly authorized officer of the Borrower and TNP SRT, and this Agreement is a legal, valid and binding obligation of the Borrower and TNP SRT enforceable against each in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights.

(b) Compliance of Documents with Laws, etc. The execution and delivery of this Agreement and the Loan Documents do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any governmental approval or violate any applicable law relating to the Borrower or TNP SRT; or (ii) conflict with, result in a breach of or constitute a default under, the organizational documents or by-laws of the Borrower or TNP SRT, or any indenture, agreement or other instrument to which the Borrower or TNP SRT is a party or by which the Borrower or TNP SRT or any of their respective properties may be bound.

Section 4. Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns (including any subsequent obligor under the Guaranty). Thompson may assign his rights and remedies hereunder (including the right to receive monies hereunder) to any person or entity without the consent of the Borrower or TNP SRT; provided, however, that Thompson shall promptly notify the Borrower of any such assignment by Thompson of this Agreement. Neither the Borrower nor TNP SRT may assign or transfer all or any part of this Agreement or its obligations hereunder without the prior written consent of Thompson.

Section 5. Governing Law/Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

(b) THE BORROWER AND TNP SRT EACH HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL DISTRICT COURT OF THE DISTRICT OF DELAWARE OR ANY STATE COURT LOCATED IN DELAWARE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE EXTENT THAT EITHER THE BORROWER OR TNP SRT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES, TO

THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS HEREUNDER.

(c) EACH OF THE BORROWER, TNP SRT AND THOMPSON WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 7. Notices. Notices to the Borrower, TNP SRT and Thompson shall be delivered to the address of the Borrower, TNP SRT and Thompson, as applicable, set forth below the signature line therefor via fax, hand delivery or overnight courier. All such notices shall be effective: (i) if faxed, upon transmittal thereof (and a fax confirmation answer-back shall be deemed conclusive evidence of such delivery), (ii) if hand delivered, when so delivered and (iii) if via courier, upon receipt of confirmation of delivery from the courier.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement and Fee Agreement to be executed by their duly authorized officers as of the date first above written.

TNP SRT WAIANAE MALL, LLC

By:	/s/ Wendy Worcester
Name:	Wendy Worcester
Title:	CFO

Address for Notices:

TNP SRT Waianae Mall, LLC
1900 Main Street, Suite 700
Irvine, California 92614
(Tel):	(949) 833-8252
(Fax):	(949)252-0212

TNP STRATEGIC RETAIL TRUST, INC.

By:	/s/ Wendy Worcester
Name:	Wendy Worcester
Title:	CFO

Address for Notices:

TNP Strategic Retail Trust, Inc.
1900 Main Street, Suite 700
Irvine, California 92614
(Tel):	(949)833-8252
(Fax):	(949) 252-0212

ANTHONY W. THOMPSON

/s/ Anthony W. Thompson

Address for Notices:

1900 Main Street, Suite 700
Irvine, California 92614
(Tel):	(949)833-8252
(Fax):	(949) 252-0212